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                      AMES DEPARTMENT STORES, INC.             Exhibit 20
                       SEPTEMBER RESULTS VS. PLAN             Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                          September, 1996   Fiscal 1996 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $24.7    $26.1    $14.2    $14.2

Cash Flow from Operations:
   Net Income (Loss)                         0.5     (0.1)    (3.8)   (10.6)
   Non-Cash Income Tax Exp (Ben)             0.2     (0.1)    (1.6)    (4.5)
   Other                                     0.7      0.7      2.2      2.9
                                        ------------------------------------
Cash Provided by (Used in) Operations        1.4      0.5     (3.2)   (12.2)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (42.1)   (62.2)   (120.8) (130.2)
   Trade Payables increase (decrease)       14.1     23.8      59.0    59.9
   All Other                                (0.1)     1.4     (28.1)  (31.9)
                                        ------------------------------------
Net Changes in Working Capital             (28.1)   (37.0)    (89.9) (102.2)

Capital Expenditures                        (2.0)    (1.1)   (13.8)   (15.9)

Other:
   Short-Term Borrow.(Pymnts)- Revolver     25.9     35.0    139.8    160.7
   Capital Lease Payments                   (0.3)    (0.3)    (2.5)    (2.4)
   Long-Term Debt Payments                  (0.7)    (0.9)   (12.1)   (12.3)
   Restructuring and Other                  (0.4)    (0.4)   (11.0)    (7.0)
   Financing Fee Payments                      -        -     (1.0)    (1.0)
                                        ------------------------------------
Total Other                                 24.5     33.4    113.2    138.0
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    (4.2)    (4.2)     6.3      7.7
                                        ------------------------------------

Ending Cash & Cash Equivalents             $20.5    $21.9    $20.5    $21.9
                                        ====================================

(a)As reported on Form 8-K dated June 11, 1996


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